Exhibit 10.2

EXECUTION VERSION

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of July 5, 2022 by and among (i) Ambipar Participações e Empreendimentos S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, with its headquarters in the city of São Paulo, State of São Paulo, at Avenida Pacaembu, No. 1,088, room 9, Pacaembu, CEP 01234-000, and enrolled with CNPJ under No. 12.648.266/0001-24 (“Company Shareholder”), and (ii) Ambipar Merger Sub, an exempted company incorporated under the laws of the Cayman Islands, with its registered office at CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands (“Merger Sub”). Company Shareholder and Merger Sub are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, Company Shareholder is the sole legal and beneficial owner of (i) all of the outstanding shares of common stock (the “Company Shares”) of Emergência Participações S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (the “Company”), representing all of the Company’s outstanding capital stock as of the date hereof, and (ii) all of the outstanding ordinary shares of Merger Sub (the “Existing Merger Sub Shares”), representing all of Merger Sub’s outstanding share capital as of the date hereof;

WHEREAS, on the date hereof, Company Shareholder, Merger Sub, Ambipar Emergency Response, an exempted company incorporated under the laws of the Cayman Islands, the Company and HPX Corp., an exempted company incorporated under the laws of the Cayman Islands (“SPAC”) entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement);

WHEREAS, the execution and delivery of this Agreement by the Parties is a condition to the obligations of SPAC to consummate the transactions contemplated by the Business Combination Agreement pursuant to the terms thereof;

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Parties in connection with the transactions contemplated by the Business Combination Agreement and as a material inducement to SPAC agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Parties agree to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
OBLIGATIONS

Section 1.1                Contribution and Issuance.

(a)               Company Shareholder shall, prior to the First Effective Time (and in any event at or prior to the times required under the Business Combination Agreement), contribute, assign, transfer, convey and deliver to Merger Sub all of Company Shareholder’s right, title and interest in and to the Company Shares, free and clear of any Liens, and in exchange therefor, Merger Sub shall issue to Company Shareholder a number of new ordinary shares of Merger Sub (“New Merger Sub Shares”) determined based on an exchange ratio of 1:1 (i.e. one New Merger Sub Share for each Company Share) (the “Contribution and Issuance”). At completion of the Contribution and Issuance in accordance with the terms hereof, Merger Sub shall deliver to Company Shareholder a copy of the register of members of Merger Sub showing Company Shareholder as the registered holder of such New Merger Sub Shares.

(b)               Company Shareholder and Merger Sub hereby agree to execute and deliver, or cause to be executed and delivered, all agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be required by applicable Legal Requirements in connection with, or otherwise in furtherance of, the Contribution and Issuance, including (i) the execution of the instrument of transfer of Company Shareholder’s right, title and interest to Merger Sub at the Company’s Share Transfer Book (Livro de Transferência de Ações); and (ii) the performance of the applicable foreign exchange transactions required for the Contribution and Issuance and payment of the IOF/FX tax due. Without limiting the foregoing, at completion of the Contribution and Issuance in accordance with the terms hereof, Company Shareholder shall deliver, or cause the Company to deliver, to Merger Sub, with a copy to SPAC, a copy of the local corporate documents of the Company showing Merger Sub as the sole registered holder of the Company Shares, including (i) the annotation of the transfer of Company Shareholder’s right, title and interest in and to the Company Shares in the Company’s Share Registry Book (Livro de Registro de Ações Nominativas), and the Company’s Share Transfer Books (Livro de Transferência de Ações); and (ii) the report of the Company’s registries at the RDE-IED (Brazilian Central Bank registration for foreign investments), updated upon the consummation of the Contribution and Issuance to reflect Merger Sub as the new sole registered holder of the Company Shares.

(c)               Upon the Contribution and Issuance, Company Shareholder shall cease to have any rights with respect to the Company Shares, except the right to receive, hold and have title to the New Merger Sub Shares as provided herein. All New Merger Sub Shares to be issued by Merger Sub in exchange for the Company Shares pursuant to this Agreement shall be free and clear of any Liens and shall be deemed to have been issued fully paid-up and in full satisfaction of all rights pertaining to the Company Shares.

(d)               For the avoidance of doubt, in the event of any equity dividend or distribution in respect of, or any share split, reverse share split, share consolidation, recapitalization, combination, conversion, exchange or the like transaction or event, affecting the Company Shares (excluding, however, the Contribution and Issuance), the term “Company Shares” shall be deemed to refer to and include the Company Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Company Shares may be changed, converted or exchanged or which are otherwise received pursuant to such transaction or event.

Section 1.2               Further Assurances. During the term of this Agreement, each of Company Shareholder and Merger Sub agrees that it shall not take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect any of Company Shareholder’s and Merger Sub’s ability to perform its obligations under this Agreement, except as expressly contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF Company Shareholder

Section 2.1               Company Shareholder hereby represents and warrants to Merger Sub and SPAC that:

(a)               Authorization. Company Shareholder has full power and authority to execute and deliver and perform its obligations under this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by Merger Sub, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b)              No Conflict. Neither the execution and delivery of this Agreement by Company Shareholder nor the performance of Company Shareholder’s obligations hereunder (i) violates any provision of any Legal Requirements applicable to Company Shareholder, (ii) results in any breach of any provision of Company Shareholder’s Governing Documents, (iii) conflicts with, results in a breach under, or gives rise to any right of termination of any Contract to which Company Shareholder is a party or by which any of its assets are bound (in each case, with or without notice, lapse of time or both), or (iv) results in the creation or imposition of any Lien on or affecting the Company Shares, except, with respect to clauses (i), (iii) and (iv), as would not reasonably be expected to materially adversely affect the ability of Company Shareholder to consummate the Contribution and Issuance pursuant to this Agreement.

(c)               No Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to the execution and delivery of this Agreement by Company Shareholder or the consummation by Company Shareholder of the Contribution and Issuance pursuant to this Agreement.

(d)               Litigation; Orders. There is no Legal Proceeding pending or, to Company Shareholder’s actual knowledge, following reasonable inquiry, threatened against or involving Company Shareholder or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to materially adversely affect the ability of Company Shareholder to consummate the Contribution and Issuance pursuant to this Agreement. There is no Order or, to Company Shareholder’s actual knowledge, following reasonable inquiry, Legal Requirement issued by any court of competent jurisdiction or other Governmental Entity effective and binding on Company Shareholder or any of its Affiliates, that would reasonably be expected to materially adversely affect the ability of Company Shareholder to consummate the Contribution and Issuance pursuant to this Agreement.

(e)               Ownership and Voting. Company Shareholder is the sole beneficial and record owner of, and holds good, valid and marketable title to, the Company Shares, free and clear of any Liens, other than as created by this Agreement or the Business Combination Agreement or arising under the Governing Documents of the Company. The Company Shares constitute all of the outstanding capital stock of the Company and all of Company Shareholder’s equity interests in the Company. Company Shareholder does not own, beneficially or of record, or have any right to acquire any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries. Company Shareholder acknowledges that its agreement to contribute all of the equity securities of the Company held by it is a material inducement to Merger Sub’s willingness to issue to Company Shareholder the New Merger Sub Shares. As such, if after the execution of this Agreement it is discovered that Company Shareholder is directly or indirectly the owner of any additional membership, equity or ownership interests not reflected herein (an “Undisclosed Interest”), Company Shareholder hereby agrees to contribute, assign, transfer, convey and deliver to Merger Sub all of Company Shareholder’s right, title and interest in and to such Undisclosed Interest. Company Shareholder does not have any Contract to sell, transfer, grant participations in or otherwise dispose any of the Company Shares to any Person, other than this Agreement, the Business Combination Agreement and the other Transaction Agreements to which Company Shareholder is a party. Company Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Company Shares and, except for this Agreement, the Business Combination Agreement and the other Transaction Agreements to which Company Shareholder is a party, Company Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require Company Shareholder to Transfer any of the Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or delivery of consents in respect of any of the Company Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF merger sub

Section 3.1                  Merger Sub hereby represents and warrants to Company Shareholder:

(a)              Authorization. Merger Sub has full power and authority to execute and deliver and perform its obligations under this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by Company Shareholder, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b)               No Conflict. Neither the execution and delivery of this Agreement by Merger Sub nor the performance of Merger Sub’s obligations hereunder (i) violates any provision of any Legal Requirements applicable to Merger Sub, (ii) results in any breach of any provision of Merger Sub’s Governing Documents, (iii) conflicts with, results in a breach under, or gives rise to any right of termination of any Contract to which Merger Sub is a party or by which any of its assets are bound, or (iv) results in the creation or imposition of any Lien on or affecting any Existing Merger Sub Shares or New Merger Sub Shares, except, with respect to clauses (i), (iii) and (iv), as would not reasonably be expected to materially adversely affect the ability of Merger Sub to consummate the Contribution and Issuance pursuant to this Agreement.

(c)              No Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to the execution and delivery of this Agreement by Merger Sub or the consummation by Merger Sub of the Contribution and Issuance pursuant to this Agreement.

(d)               Litigation; Orders. There is no Legal Proceeding pending or, to Merger Sub’s actual knowledge, following reasonable inquiry, threatened against or involving Merger Sub or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to materially adversely affect the ability of Merger Sub to consummate the Contribution and Issuance pursuant to this Agreement. There is no Order or to Merger Sub’s actual knowledge, following reasonable inquiry, Legal Requirement issued by any court of competent jurisdiction or other Governmental Entity effective and binding on Merger Sub or any of its Affiliates that would reasonably be expected to materially adversely affect the ability of Merger Sub to consummate the Contribution and Issuance pursuant to this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1               Notices. All notifications, consents, requests and/or other notices set out in this Agreement shall only be deemed valid and effective when made in writing and sent by letter with delivery receipt requested or by e-mail with return receipt requested. The notifications, consents, requests and/or other notices shall be sent to the numbers, e-mails and addresses of the Parties indicated in Section 11.1 of the Business Combination Agreement, which may be amended at any time by each Party upon written notice to the other Party.

Section 4.2               Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include all genders. When a reference is made in this Agreement to an Exhibit or Schedule, if any, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

Section 4.3               Assignment. No Party shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Party.

Section 4.4              Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 4.5              Enforcement Instrument and Specific Performance. All obligations assumed herein are irrevocable and irreversible and subject to specific performance. The aggrieved Party is entitled to resort to any action or judicial or extrajudicial proceeding to have this Agreement observed and all obligations assumed herein fulfilled, and such Party may file suit against the defaulting Party, seeking specific performance of obligations and/or indemnification for losses. This Agreement constitutes an extrajudicial enforcement instrument, pursuant to article 784, III, of the Brazilian Code of Civil Procedure.

Section 4.6              Digital Signatures. The Parties represent and agree that this Agreement may be signed using DocuSign® provided by DocuSign, Inc. (“Digital Signature System”). The Parties acknowledge the truthfulness, authenticity, integrity, effectiveness and efficacy of this Agreement and its terms, including its exhibits, and of the Digital Signature System, even if without the digital certificate issued by the Brazilian Public Keys Infrastructure (Infraestrutura de Chaves Públicas Brasileira – ICP-Brazil). Regardless of any delay by any of the Parties to provide its digital signatures in this Agreement, the Parties represent and acknowledge that the rights and obligations provided herein shall be deemed valid, effective and enforceable as of the date of signature indicated in the body of this Agreement.

Section 4.7               Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a valid termination of the Business Combination Agreement, this Agreement shall be of no force and effect. No such termination or reversion shall relieve Company Shareholder or Merger Sub from any obligation accruing, or liability resulting, from its own Willful Breach of this Agreement occurring prior to such termination or reversion.

Section 4.8               Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

ARTICLE V
GOVERNING LAW AND JURISDICTION

Section 5.1                  Governing Law. This Agreement, the rights and obligations of the Parties hereunder shall be governed by, enforced and interpreted, in accordance with the laws of the Federative Republic of Brazil.

Section 5.2                 Disputes. The Parties and their successors shall exert their best efforts to solve on an amicable basis any disputes, differences or claims related to this Agreement.

Section 5.3                  Jurisdiction. Without prejudice to Section 11.8 of the Business Combination Agreement, which remains valid and in force, any and all dispute arising out of or in connection with this Agreement, including, any issue related to its existence, validity, enforceability, formation, interpretation, performance and/or termination, which may not be solved on an amicable basis by the Parties shall be finally settled in the courts of the city of São Paulo, State of São Paulo, Brazil.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Contribution Agreement as of the date first above written.

AMBIPAR PARTICIPAÇÕES E EMPREENDIMENTOS S.A.

By:
	Name:	Luciana Freira Barca Nascimento
	Title:	Officer

By:
	Name:	Thiago da Costa Silva
	Title:	Officer

AMBIPAR MERGER SUB

By:
	Name:	Thiago da Costa Silva
	Title:	Director

Witnesses

Name:
ID:

Name:
ID:

[Signature Page to Contribution Agreement]